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                              ARTHUR ANDERSEN LLP






CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountant, we here by consent to the use of our reports (and to all references to our Firm) included in or made apart of this registration statement.




/s/ Arthur Andersen LLP
Arthur Andersen

Boston MA
12/10/99